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                                                                   Exhibit 10.79

                      PREFERRED STOCK REDEMPTION AGREEMENT

      THIS PREFERRED STOCK REDEMPTION AGREEMENT, is made and entered into this 16 day of April 2002, by and between KRAMONT REALTY TRUST, a Maryland real estate investment trust (the "Company") and DAVID H. HILLMAN, as escrow agent ("Seller").

                               W I T N E S S E T H

      WHEREAS, Seller owns 11,155 shares of the Series A-1 Increasing Rate Cumulative Preferred Shares of Beneficial Interest of the Company (the "Shares"); and

      WHEREAS, the Company desires to redeem from Seller, and Seller desires to sell to Company, the Shares upon the terms and subject to the conditions set forth in this Agreement.

      NOW, THEREFORE, in consideration of the foregoing and the mutual covenants contained herein, and intending to be legally bound hereby, the parties hereto agree as follows:

      1. The Transaction.

            1.1 Purchase and Sale of the Shares. At the Closing (defined herein), the Company shall redeem from Seller, and Seller shall sell and transfer to the Company, all of the Shares, free and clear of all liens, encumbrances, restrictions and security interests of any kind whatsoever.

            1.2 Purchase Price. The purchase price for the Shares shall be Six Million Forty-Two Thousand Dollars ($6,042,000) (the "Purchase Price").

            1.3 Payment of Dividends. At the Closing, Seller shall receive an additional payment equal to that portion of dividends accruing on the Shares between April 1, 2002 and the Closing Date.

      2. Closing Conditions.

            2.1 Company Closing Conditions. The Company's obligations to redeem the Shares is subject to the following conditions being met (or waived by the Company) within thirty (30) days from the date hereof;

                  (a) The Company shall have received an equity investment of not less than Thirty Million Dollars ($30,000,000).

                  (b) The Company shall have received an opinion from counsel with respect to the tax consequences relating to the redemption of the Shares satisfactory to the Company.

            2.2 Seller Closing Conditions. If the Closing has not occurred on or before May 15, 2002 and the average closing price (the "Average Closing Price") of the Common Stock of the Company as listed in the Wall Street Journal for any five (5) consecutive business day period commencing on or after May 15, 2002 exceeds $14.00 per share, Seller shall have the right to terminate this Agreement, subject to the Company's right to redeem the Shares by paying additional
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Purchase Price. In such event, the Purchase Price shall be increased by an amount equal to (a) 557,750 multiplied by (b) the amount by which the Average Closing Price exceeds $14.00 per share.

      3. Closing. The closing under this Agreement ("Closing") will take place within ten (10) days after the satisfaction or waiver by the Company of the conditions set forth in Section 2.1 above or at such other time as the parties shall agree at such place as the parties shall mutually agree or June 30, 2002 (the "Closing Date"). If the closing conditions are not satisfied or waived, and the Closing has not occurred by June 30, 2002, this Agreement shall terminate and be null and void.

      4. Representations and Warranties; and Certain Covenants.

                  (a) Seller represents and warrants, and/or covenants, to Company that:

                        (i) Seller shall in good faith carry out all terms and conditions binding upon Seller that are contained in this Agreement.

                        (ii) Seller is the sole legal and beneficial owner of the Shares and has good and marketable title to the Shares, free and clear of all claims, liens, encumbrances, restrictions and security interests of any kind whatsoever. The Shares represent all of the shares of stock in Company owned by Seller, or against which Seller has any ownership rights or claims, and the conveyance of the Shares is understood to convey all of Seller's interest in and to Company. There are no outstanding options or agreements to which Seller is a party under which any person or entity has the right, present or future, to acquire from Seller the Shares or any other shares or securities of Company.

                        (iii) Seller has the individual capacity, personal power and authority to execute, deliver and perform this Agreement. Seller has the full right, power and authority to sell, assign and transfer the Shares. This Agreement has been duly executed and delivered by Seller and constitutes the valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance and other similar laws relating to or affecting the rights and remedies of creditors generally and by general principles of equity.

                        (iv) The execution, delivery and performance of this Agreement by Seller will not result in (A) the breach of or default under any contract, agreement or other arrangement to which Seller is a party or by which Seller is bound or to which Seller's properties or assets may be bound or subject, or (B) the violation of any law, statute, rule, decree, order, judgment or regulation binding upon Seller. No consent or approval of any third party is required in connection with the sale of the Shares.

                        (v) Seller has not made any agreement or taken any action that may cause anyone to become entitled to a commission or other fee as a result of the transactions contemplated hereunder.

                  (b) Company represents and warrants, and/or covenants, to Seller that:

                        (i) Company shall in good faith carry out all terms and conditions binding upon Company that are contained in this Agreement.
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                        (ii) The execution, delivery and performance of this
Agreement has been duly authorized by all necessary corporate action on the part of Company. This Agreement has been duly executed and delivered by Company and constitutes the valid and binding obligation of Company, enforceable against Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance and other similar laws relating to or affecting the rights and remedies of creditors generally and by general principles of equity.

                        (iii) The execution, delivery and performance of this Agreement by Company will not result in (A) the breach of or default under any material contract, agreement or other arrangement to which Company is a party or by which Company is bound or to which Company's properties or assets may be bound or subject, or (B) the violation of any law, statute, rule, decree, order, judgment or regulation applicable to Company. No consent or accommodation of any third party is required in connection with the purchase of the Shares.

                        (iv) Company has not made any agreement or taken any action that may cause anyone to become entitled to a commission or other fee as a result of the transactions contemplated hereunder.

      5. Deliveries.

                  (a) At Closing, Seller shall (i) deliver to Company certificates representing the Shares, together with duly executed stock transfer powers in favor of Company or such other endorsements as may be necessary to transfer good and marketable title to such Shares; and (ii) deliver such other documents as Company's counsel reasonably believes are necessary to effectuate the transactions contemplated by this Agreement.

                  (b) At Closing, Company shall deliver or cause to be delivered to Seller (i) the Purchase Price and (ii) such other documents as Seller's counsel reasonably believes are necessary to effectuate the transactions contemplated by this Agreement.

      6. Miscellaneous.

                  (a) Survival. All representations, warranties, indemnities and agreements of the parties contained in this Agreement, will survive Closing hereunder, and will not be merged into the instruments of transfer to be delivered at Closing.

                  (b) Notices. All notices, demands and other communications to be made hereunder shall be given in writing and shall be deemed to have been duly given if personally delivered or sent by certified mail, postage prepaid, return receipt requested, or by a national and reputable overnight courier, prepaid with receipt, to the other parties at the following addresses or at such other addresses as may be given by notice by the indicated counsel:

                           to Seller:       David H. Hillman
                                            c/o Southern Management Corporation
                                            1950 Old Gallow Road
                                            Suite 600
                                            Vienna, VA 22182
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                  with copy to:    [                         ]



                  to Company:      Kramont Realty Trust
                                   Plymouth Plaza
                                   580 W. Germantown Pike
                                   Suite 200
                                   Plymouth Meeting, PA  19462
                                   Attn:    Charles T. Morroney
                                            Senior Vice President of
                                            Asset Management

                  with copy to:    Mark L. Morris, Esquire
                                   Fox, Rothschild, O'Brien & Frankel, LLP
                                   2000 Market Street, 10th Floor
                                   Philadelphia, PA 19103

Notice shall be deemed effective, if personally delivered, when delivered, if mailed, at midnight on the third business day after deposit in the U.S. mail, and if sent by overnight delivery, one day after being given to the overnight courier.

                  (c) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns.

                  (d) Governing Law; Venue. This Agreement has been made, executed and delivered in and is to be governed, construed and enforced in accordance with the laws of the Commonwealth of Pennsylvania, regardless of laws that might otherwise govern under applicable principles of conflicts of law. Any dispute arising under this Agreement shall be brought in the United States District Court for the Eastern District of Pennsylvania if such federal jurisdiction is available or, if not available, then in a court of competent jurisdiction in Montgomery County, Pennsylvania.

                  (e) Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

                  (f) Entire Agreement. This Agreement contains the entire agreement and understanding between the parties hereto with respect to the subject matter of this Agreement and supersedes all prior written and oral negotiations, agreements and writings executed or made prior to the date hereof with respect to the subject matter of this Agreement.

                  (g) Modification. This Agreement may be amended, superseded, terminated or extended, and the terms hereof may be waived, only by a written instrument signed by all of the parties or, in the case of a waiver, signed by the party waiving compliance.

                  (h) Preservation of Rights. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any
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waiver on the part of any party of any right, power or privilege, nor any single or partial exercise of any right, power or privilege, preclude any further exercise thereof or the exercise of any other such right, power and privilege. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies that any party may otherwise have at law or in equity.

                  (i) Severability. The provisions of this Agreement are independent of and severable from each other. No provisions will be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any one or more of the provisions hereof may be invalid or unenforceable in whole or in part.

                  (j) Counterparts. This Agreement may be executed by the parties in separate counterparts, each of which when so executed shall be an original, but all such counterparts shall together constitute one and the same instrument.

                  (k) Indulgences. Neither the failure nor any delay on the part of any party hereto to exercise any right, remedy, power or privilege under this Agreement will operate as a waiver thereof, nor will any single or partial exercise of any right, remedy, power or privilege preclude any other or future exercise of the same or of any other right, remedy, power or privilege. Any waiver of such item with respect to any one occurrence will not be construed as a similar waiver with respect to any other occurrence.

      IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.

                                       "SELLER"


                                       ----------------------------------
                                       David H. Hillman, as escrow agent


                                       "COMPANY"


                                       KRAMONT REALTY TRUST


                                       By:
                                          -------------------------------
                                          Louis P. Meshon, Sr.
                                          President